Draft 4.8.11
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ______)

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Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[]           Preliminary Proxy Statement

[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X ]           Definitive Proxy Statement

[   ]           Definitive Additional Materials

[   ]           Soliciting Material Pursuant to Rule 14a-12

IntegraMed America, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]           No fee required.

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April 18, 2011

Dear Stockholder:

It is my pleasure to invite you to the 2011 Annual Meeting of Stockholders of IntegraMed America, Inc.  The meeting will be held at 10:00 a.m. (local time) on Thursday, June 2, 2011, at the Company’s corporate offices at Two Manhattanville Road, 3rd Floor, Purchase, New York 10577.

The Notice of Annual Meeting of Stockholders and the Proxy Statement describe the items of business to be conducted at the meeting.  You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find detailed information about the Company in the enclosed Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

We hope you can join us on June 2, 2011.  Whether or not you can attend, please read the enclosed Proxy Statement.  When you have done so, please mark your votes on the enclosed Proxy Card, sign and date the Proxy Card, and return it in the enclosed envelope.  Your vote is important to the Company, so please return your Proxy Card promptly.

Sincerely,

    Jay Higham
Chairman, President & Chief Executive Officer

INTEGRAMED AMERICA, INC.
Two Manhattanville Road
Purchase, New York 10577

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, June 2, 2011

To the Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of IntegraMed America, Inc. (the "Company") will be held on Thursday, June 2, 2011 at 10:00 a.m. local time, at the Company's headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577.  The meeting is called for the following purposes:

1.      To elect each of the six nominees named in the accompanying Proxy Statement (or, if necessary, any substitute nominees selected by the Board of Directors) as a director, each to serve until the 2012 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

2.      To approve an amendment to our 2007 Long-Term Compensation Plan to increase the number of shares authorized for issuance from 750,000 to 1,450,000.

3.      To conduct an advisory vote on the compensation of our named executive officers.

                4.      To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.

                5.      To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on Friday, April 8, 2011 are entitled to notice of, and to vote at, the meeting.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 is being provided with this Notice of Annual Meeting of Stockholders and Proxy Statement and is available online as indicated below.

All stockholders are cordially invited to attend the meeting.  However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned the Proxy Card.

Claude E. White
Vice President, General Counsel & Secretary

April 18, 2011

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 2, 2011 – Our Proxy Statement, Proxy Card and Annual Report to Stockholders are available at http://www.integramed.com under the heading “Investors –Annual Meeting”

INTEGRAMED AMERICA, INC.
Two Manhattanville Road
Purchase, New York 10577
914-253-8000

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on Thursday, June 2, 2011

Solicitation of Proxy

This Proxy Statement is furnished to stockholders of IntegraMed America, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company (“Annual Meeting”) to be held at the Company’s principal executive offices at Two Manhattanville Road, Purchase, New York 10577 on Thursday, June 2, 2011 at 10:00 a.m., and any postponements or adjournments of the Annual Meeting.

Mailing Date

This Proxy Statement and the Proxy Card are first being sent or given to stockholders on or about April 18, 2011.

Who Can Vote — Record Date

The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is April 8, 2011.  Each of the 11,820,694 shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company issued and outstanding on the record date is entitled to one vote at the Annual Meeting.

How to Vote

If at the close of business on April 8, 2011 your shares of Common Stock were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by mailing in your Proxy Card. Whether or not you plan to attend the Annual Meeting in person, we urge you to complete, sign, date and mail your Proxy Card to ensure that your vote is counted.

If at the close of business on April 8, 2011 your shares of Common Stock were held in “street name”, you must vote your shares of Common Stock in the manner prescribed by your broker.  You are invited to attend the Annual Meeting; however, you may not vote your shares of Common Stock in person at the Annual Meeting unless you request and obtain a valid proxy from your broker.

In voting on the Directors, you may specify whether your shares should be voted for all, some, or none of the nominees for director.

If you sign and return the proxy card, but do not specify how you want to vote your shares, we will vote your shares as follows: “FOR” the election of all nominees for director as set forth under “Election of Directors For a Term of One Year,”  “FOR” the approval of the amendment to the 2007 Long-Term Compensation Plan  as set forth under “Approval of Amendment to the 2007 Long-Term Compensation Plan,” “FOR” the approval, on an advisory basis, of the compensation of our named executive officers set forth under “Advisory Vote on the Compensation of Our Named Executive Officers”  and “FOR” the approval, on an advisory basis, of conducting an advisory vote on the compensation of our named executive officers every year as set forth under “Advisory Vote on the Frequency of an Advisory Stockholder Vote on the Compensation of Our Named Executive Officers.”

 Revocation of Proxies

You may revoke your Proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to the Company’s Secretary, which must be received prior to the Annual Meeting;

(2)	by submitting a new Proxy by mail that is dated later in time and properly signed; or

(3)           by voting in person at the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will exist if the holders of a majority of the votes entitled to vote at the Annual Meeting are present, in person or represented by proxy.  Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote

Election of Directors.  Nominees receiving a plurality of the voted shares, whether present or represented by proxy, at the Annual Meeting will be elected directors.  This means that nominees receiving the greatest number of votes will be elected to serve as directors. Abstentions and broker “non-votes” are disregarded in determining whether a plurality of votes have been cast in favor of a nominee.  If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and such person as shall be designated by the Board to replace any such nominee.  However, the Board of Directors does not anticipate that this will occur.

Approval to Amend the 2007 Long-Term Compensation Plan.  An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will be required to approve the amendment to the Company’s 2007 Long-Term Compensation Plan.  Abstentions and broker “non-votes” will have the same effect as a vote “AGAINST” the amendment.

Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers.  Because the proposal to approve the compensation of our named executive officers is an advisory vote, there is technically no minimum vote requirement for this proposal.  Accordingly, abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

Approval, on an Advisory Basis, of Conducting an Advisory Vote on the Frequency of an Advisory Stockholder Vote on the Compensation of Our Named Executive Officers Every One, Two or Three Years.  Because the proposal to approve, on an advisory basis, conducting an advisory vote on the frequency of an advisory stockholder vote on the compensation of our named executive officers every one, two or three years seeks the input of stockholders and provides stockholders with multiple voting options, there is no minimum vote requirement for this proposal.  Accordingly, abstentions and broker “non-votes” will have no effect on the outcome of this proposal.

Effect of Not Casting Your Vote

Under NASDAQ rules, none of the matters to be voted upon are considered routine matters and brokers will not be permitted to vote on these matters if the beneficial owners fail to provide voting instructions.  If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting.  Abstentions and broker “non-votes” will have no effect on the outcome of any of the matters to be voted on at the Annual Meeting, other than the proposal to approve the amendment to the 2007 Long-Term Compensation Plan.  With respect to the proposal to approve the amendment to the 2007 Long-Term Compensation Plan, abstentions and broker “non-votes” will have the same effect as a vote “AGAINST” such amendment.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days of the Annual Meeting.

Other Business

The Company does not intend to bring any business before the Annual Meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement.  However, if any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted by your proxy.

SECURITY OWNERSHIP

The following table sets forth, as of April 1, 2011, certain information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock, each director, each executive officer named on the "Summary Compensation Table", and all directors and executive officers of the Company as a group (other than in each case, Mr. Hlywak who retired as Executive Vice President and Chief Financial Officer of the Company effective December 31, 2010). Except as indicated in the footnotes to this table, we believe that each person has sole voting and dispositive power with respect to all shares attributable to such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock Outstanding

Peter R. Kellogg	3,221,286	(2)	27.2%
IAT Reinsurance Company Ltd.
120 Broadway
New York, NY 10271

Blue Line Catalyst Fund IX, L.P.	1,620,884	(3)	13.7%
c/o BlueLine Management Company
319 Diablo Road, Suite 200
Danville, CA 94526

Officer and Director Stock Ownership

Jay Higham	203,032	(4)	1.7%
Pamela Schumann	37,904	(4)	*
Scott Soifer	50,466	(4)	*
Daniel P. Doman	31,460	(4)	*

Gerardo Canet	49,914		*
Wayne R. Moon	56,142	(4)	*
Lawrence J. Stuesser	76,536	(4)	*
Elizabeth E. Tallett	93,544		*
Yvonne S. Thornton, M.D.	28,688		*

All executive officers and directors
as a group (14 persons)	654,130	(5)	5.5%
______________

*	Represents less than 1% of outstanding shares of Common Stock.

(1)
For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2)
Based on a Form 4 filed with the Commission on March 2, 2010.  Represents 202 shares of our Common Stock owned by Peter R. Kellogg and 3,221,084 shares of our Common Stock owned by IAT Reinsurance Company Ltd. (“IAT”). Peter R. Kellogg is the sole owner of IAT’s voting stock.

(3)
Based on an amendment to Schedule 13D/A filing made on November 16, 2010 with respect to the Common Stock owned by BlueLine Capital Partners, L.P., BlueLine Capital Partners II, L.P., BlueLine Capital Partners III, L.P., BlueLine Catalyst Fund IX, L.P., BlueLine Partners, L.L.C., BlueLine Partners II, L.L.C., and Blue TSV I, LTD, the Reporting Entities may have been deemed to be a "group" under Section 13(d) of the Securities Exchange Act and accordingly each Reporting Person may have been deemed to have beneficial ownership of 10% or more of the Common Stock.

(4)
Includes exercisable options to purchase shares of our common stock within 60 days of April 1, 2011 as follows: Wayne R. Moon — 10,156; Lawrence J. Stuesser — 6,000; Jay Higham — 37,003; Daniel P. Doman — 14,987; Pamela Schumann — 17,251; and Scott Soifer — 12,689.

(5)
Includes 85,858 exercisable options to purchase shares of our common stock within 60 days of April 1, 2011.  The address for each of our executive officers is c/o IntegraMed America, Inc., Two Manhattanville Road, Purchase, NY  10577.

Proposal 1

ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR
(Item 1 on your proxy card)

Each of the nominees is currently a director of the Company.  The Board of Directors recommends that the persons named below be elected as directors of the Company and it is intended that your proxy will be voted for the election as directors of the six persons named below, unless your proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.  However, in the event that any nominee should become unable or unwilling to serve as a director, your proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

The following sets forth the names and ages of the six nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years, the period during which each has served as a director of the Company and additional information considered in connection with the nomination of the directors for election as directors at the Annual Meeting.

Gerardo Canet (65) served as Chief Executive Officer of the Company from February 14, 1994 to December 31, 2005 and has been a director of the Company since February 14, 1994. Mr. Canet resigned as Chief Executive Officer effective December 31, 2005, and served as Chairman of the Board through December 31, 2010 and as a consultant to the Company through December 31, 2009.  Effective January 1, 2011, Mr. Canet resigned as Chairman of the Board, but continues to serve as a Director.  Mr. Canet has been a director of Dendreon Corporation since December 1996. He earned a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University. Mr. Canet’s extensive knowledge of our business and his former positions as our Chairman of the Board and Chief Executive Officer of the Company, brings substantial value to the Board.

Jay Higham (52) became President and Chief Executive Officer of the Company, effective January 1, 2006 and was President and Chief Operating Officer of the Company since June 2004. He was appointed a director of the Company, effective January 24, 2006 and most recently, effective January 1, 2011, the Chairman of the Board of Directors.  In October 1994, Mr. Higham joined the Company as Vice President of Marketing and Development and in January 1999, was promoted to Senior Vice President of Marketing and Development.  Mr. Higham currently serves as a board member of Stamford Health System, a non-profit health care system in Stamford, Connecticut and as a board member of Nixon Uniform Services, Inc., a medical apparel and linen rental company based in New Castle, Delaware.  Mr. Higham earned a B.S. in Psychology from the University of Rochester and an M.H.S.A. from George Washington University. As a result of his current position as Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Higham brings to the Board an extensive knowledge of the Company’s business and operations.

Wayne R. Moon (71) became a director of the Company in May 2001.  Effective January 1, 2011, upon the appointment of Mr. Higham as Chairman of the Board, Mr. Moon was appointed the Lead Director of the Company.  Mr. Moon joined Kaiser Foundation Health Plan, Inc. in 1970 and was subsequently elected President, Chief Operating Officer and Director.  In September 1993, Mr. Moon was appointed President and Chief Executive Officer of Blue Shield of California and a member of its Board of Directors and, later, Chairman.  Mr. Moon retired from Blue Shield in January 2000. Until recently, he served as Chairman of the Board of RelayHealth, Inc. and Lead Director of Varian, Inc.  He serves on various corporate and civic boards and is currently Vice Chair of the California State Automobile Association.  Mr. Moon earned a B.B.A. and a Masters in Hospital Administration from the University of Michigan.  Mr. Moon has extensive experience and knowledge of the health care industry, particularly health insurance and health related companies, and finance. In light of Mr. Moon’s particular health care industry and finance experience and knowledge, his insight is extremely relevant to the Company’s business and operations and makes him a valuable asset to the Board of Directors, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee (where he serves as Chairperson).

Lawrence J. Stuesser (69) became a director of the Company in April 1994.  Since June 1999, Mr. Stuesser has been a private investor. From June 1996 to May 1999, Mr. Stuesser was the President and Chief Executive Officer and a director of Computer People Inc., the U.S. subsidiary of London-based Delphi Group plc, of which he was also a director.  Mr. Stuesser was a director of American Retirement Corporation from May 1997 to July 2006 and served as the Chair of its audit committee.  Early in his career, Mr. Stuesser qualified as a certified public accountant and served as an audit manager with Alexander Grant & Company, an accounting firm. Mr. Stuesser holds a B.B.A. in accounting from St. Mary’s University.  Mr. Stuesser’s brings to the Board significant experience with regard to the Company’s business, accounting and financial matters, as well as previous experience as Chief Executive Officer of a healthcare company and as a member of the board of directors of a  public company  This experience makes him a valuable asset to the Board of Directors, the Audit Committee (where he serves as Chairperson and “audit committee financial expert”), the Compensation Committee and the Governance and Nominating Committee.

Elizabeth E. Tallett (62) became a director of the Company in June 1998.  Ms. Tallett has been a Principal of Hunter Partners LLC, a management company for early to mid-stage pharmaceutical, biotechnology and medical device companies, since July 2002. She has more than 30 years of experience in the bio-pharmaceutical and consumer industries. Her senior management experience includes President and CEO of Transcell technologies, President of Centocor Pharmaceuticals, member of the Parke Davis Executive Committee and Director of Worldwide Strategic Planning for Warner Lambert. In addition to her leadership and financial management in pharmaceutical and biotechnology firms she has executive experience in multinational corporations, international operations, economics, strategic planning, marketing, product development and acquisitions and mergers. Ms. Tallett is a Director of Principal Financial Group, Inc., Coventry Health Care, Inc., and Meredith Corporation. In the last five years she has been a Director of Varian, Inc., Varian Semiconductor Equipment Associates Inc., and Immunicon, Inc. She is also a Trustee of Solebury School, PA.  This experience makes her a valuable asset to the Board of Directors, the Audit Committee, the Compensation Committee (where she serves as Chairperson) and the Governance and Nominating Committee.

Yvonne S. Thornton, M.D., M.P.H. (63) became a director of the Company in January 2006. Dr. Thornton is a double board-certified specialist in obstetrics, gynecology and maternal-fetal medicine. Currently, Dr. Thornton is a perinatal consultant at Westchester Medical Center in New York. Dr. Thornton is a former Professor of Clinical Obstetrics and Gynecology at Cornell (Weill) Medical College and Vice-Chair of the Department of OB/GYN and Director of Maternal-Fetal Medicine at Jamaica Hospital Medical Center in New York City, where she served from 2002 to 2005. Dr. Thornton is a Diplomate of the American Board of Obstetrics and Gynecology, a Fellow of the American College of Surgeons and an Oral Examiner for the American Board of Obstetrics and Gynecology. After graduating with honors from Monmouth College in New Jersey, she received her M.D. with honors from Columbia University College of Physicians and Surgeons. Dr. Thornton also received her Executive Masters (M.P.H.) degree in Health Policy and Management from Columbia University.  Dr. Thornton’s extensive clinical and medical experience provides the Board of Directors with a medical proficiency that is very relevant to the Company’s business and operations and makes her a valuable asset to the Board of Directors, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

The Board of Directors recommends a vote “FOR” each nominee listed above. Your proxy will be voted in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the nominees listed above.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting of stockholders or until their successors are elected and qualified.  During 2010, the Board of Directors held four regular meetings.  Each director attended at least 75% of the aggregate of all meetings of (i) the Board of Directors and (ii) the committees thereof on which each director served during 2010. In 2010, the independent directors of the Board of Directors met four times in executive session.

The Board of Directors has determined that Messrs. Moon and Stuesser, Ms. Tallett and Dr. Thornton are independent directors in accordance with Rule 5605(a)(2) of the NASDAQ Listing Rules because none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director.

 The Board of Directors has risk oversight responsibility for the Company and administers this responsibility both directly and with assistance from its committees. The Board of Directors oversees the Company’s risk management process through regular discussions of the Company’s risks with senior management both during and outside of regularly scheduled Board of Directors meetings. In addition, the Audit Committee assists the Board of Directors by administering the Company’s risk management process with respect to risks relating to the Company’s accounting and financial controls.

Our Board of Directors has no policy with regard to the separation of the offices of Chairman of the Board and Chief Executive Officer.  Effective January 1, 2011, Mr. Jay Higham, our President and Chief Executive Officer, was also appointed Chairman of the Board.  Mr. Wayne Moon, our Chair of the Governance and Nominating Committee was appointed Lead Director at that same time. The Lead Director’s overall responsibility is to coordinate the activities of the independent directors and provide support to the Board as a whole and the Chairman and Chief Executive Officer as needed.  The Lead Director develops the agenda and presides at the executive sessions of the independent directors and at all Board meetings at which the Chairman and Chief Executive Officer is not present, serves as liaison between the Chairman and the independent directors, frequently communicates with the Chief Executive Officer, calls meetings of the independent directors, provides the Chairman and Chief Executive Officer with input regarding the agenda for the Board and Committee meetings, approves meeting schedules to assure there is sufficient time for discussion of all agenda items, works with the Chief Executive Officer to ensure the Board members receive the right information on a timely basis, works with the Governance and Nominating Committee to evaluate Board and Committee performance, , facilitates communications among directors, assists the Governance and Nominating Committee in recruiting for new Board members, and leads the Board in appointing an interim Chief Executive Officer in the absence of a Chief Executive Officer.

The Board has determined that this structure is most appropriate and effective for the Company. The Board believes that this structure promotes greater efficiency, within the context of an active and independent Board and the Chief Executive Officer’s extensive knowledge of the Company uniquely qualifies him, in close consultation with the Lead Director, to lead the Board in assessing risks and focusing on the issues that are most material to the Company.

Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of the Company at the Company’s address at Two Manhattanville Road, Purchase, New York 10577 and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-employee directors or a particular committee of the Board. If no director or committee is specified, the communication will be forwarded to the entire Board.

The Company does not have a policy requiring the directors to attend stockholder meetings; however, all of our directors attended the 2010 annual meeting of stockholders. Subsequent to the 2010 annual meeting of stockholders, one of the Company’s directors, Kush K. Agarwal, resigned as a member of the Board of Directors effective November 15, 2010.  It is expected that all of our directors will attend the 2011 Annual Meeting.

Committees Of The Board

The Board of Directors maintains three standing Committees:  Audit Committee, Compensation Committee, and Governance and Nominating Committee whose members are set forth below:

Audit	Compensation	Governance and Nominating

Wayne R. Moon	Wayne R. Moon	Wayne R. Moon*
Lawrence J. Stuesser*	Lawrence J. Stuesser	Lawrence J. Stuesser
Elizabeth E. Tallett	Elizabeth E. Tallett*	Elizabeth E. Tallett
Yvonne S. Thornton, M.D.	Yvonne S. Thornton, M.D.	Yvonne S. Thornton, M.D.

*Committee Chairperson

Audit Committee

The Audit Committee is charged by the Board of Directors to (i) study, review and evaluate the Company’s accounting, auditing and financial reporting practices, including the internal controls and audit functions, (ii) assess the Company’s compliance with legal and regulatory requirements, and (iii) select the independent auditors and review their qualifications, independence and performance, while being the focal point for communications between the Board of Directors, management and the independent auditors. More specifically, the Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors, reviews the scope and results of the audit of the Company’s financial statements, reviews financial statements and periodic filings with the Commission, and discusses the same with management.

Each Audit Committee member is an independent director, as defined in NASDAQ Listing Rule 5605(a)(2).  Our Board of Directors has determined that in addition to being independent, Mr. Stuesser is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K promulgated by the Commission.  Our Board of Directors has adopted a written charter for the Audit Committee.  A copy of the Audit Committee charter is available to stockholders at the Company’s website http://www.integramed.com under the heading “Investors – Board Committees.”

The Audit Committee held four regular meetings and four telephonic meetings in 2010.

Compensation Committee

The Compensation Committee, under a delegation of authority from the Board of Directors, reviews and makes decisions with respect to salaries, wages, bonuses, equity awards and other benefits and incentives for executive officers of the Company. The Compensation Committee held four regular meetings in 2010.

The Compensation Committee has a charter, a copy of which is available to stockholders at the Company’s website http://www.integramed.com under the heading “Investors – Board Committees.”

Compensation Committee Interlocks and Insider Participation

For 2010, the members of the Compensation Committee were Ms. Tallett (chairperson), Messrs. Moon and Stuesser and Dr. Thornton. All of the individuals listed above are independent directors, as defined in NASDAQ Listing Rule 5605(a)(2). None of the individuals listed above has ever been an officer or employee of us or any of our subsidiaries. During 2010, none of our executive officers served on the Compensation Committee or board of directors of any other entity that had any executive officer who also served on the Compensation Committee of our Board of Directors or our Board of Directors.

Governance and Nominating Committee

The Board of Directors maintains a Governance and Nominating Committee consisting of independent directors as defined by NASDAQ Listing Rule 5605(a)(2). The primary purpose of the Governance and Nominating Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and recommending to the Board a set of corporate governance principles applicable to the Company. Although the Governance and Nominating Committee has not adopted a formal diversity policy, it evaluates each prospective director in the context of the Board as a whole, with the objective of recommending directors that as a group can best promote the success of the Company, represent the stockholder interests and fulfill the Board's legal and fiduciary responsibilities through the exercise of sound judgment, using its diversity of experience.  In determining whether to recommend a director for re-election, the Governance and Nominating Committee also considers the director's past attendance at meetings and participation in and contributions to the Board and its Committees.  Set forth above under “Election of Directors for a Term of One Year,” with respect to each nominee for director, is the specific experience, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such nominee should serve as a director of the Company from the Annual Meeting until the 2012 annual meeting of stockholders or until his or her successor is elected or qualified.  The Governance and Nominating Committee also provides assistance to the Board in the areas of Committee selection, evaluation of the overall effectiveness of the Board and management, and review and consideration of developments in corporate governance practices. The Committee’s goal is to assure that the composition, practices, and operation of the Board contribute to value creation and effective representation of the Company stockholders. The Governance and Nominating Committee held four meetings in 2010.

The Governance and Nominating Committee will consider candidates for board membership whose qualifications, including business experience and skills, lend themselves to advancing the Company’s best interests. There are no minimum qualifications.    Stockholders may recommend candidates for consideration by the Governance and Nominating Committee by writing to the “Chairperson, Governance and Nominating Committee, c/o IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577.”  Such recommendations for the 2012 annual meeting of stockholders must be received by the Company between February 3, 2012 and March 4, 2012.  The Governance and Nominating Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified by any other source. The Governance and Nominating Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, includes background and reference checks, together with personal interviews.

The Governance and Nominating Committee has a charter, a copy of which is available to stockholders at the Company’s website http://www.integramed.com under the heading “Investors – Board Committee.”

DIRECTOR COMPENSATION

In 2010, non-employee directors of the Company were paid an annual retainer of $30,000 and a fee of $2,000 for each regularly scheduled meeting of the Board attended and for any special or committee meeting not coinciding with a regularly scheduled Board meeting. The chairpersons of the Compensation Committee and the Governance and Nominating Committee were paid $7,000 each for serving as chairperson and the Chairperson of the Audit Committee was paid $10,000 for serving as chair of the Audit Committee. The Lead Director will be paid $8,000 for serving as the Lead Director in 2011.  Directors were also reimbursed for reasonable travel expenses incurred in attending meetings. Additionally, non-employee directors were granted, as part compensation for services rendered, 5,660 shares of Common Stock, with a market value of $7.95 per share, or $45,000, based on the closing price per share of the Company’s Common Stock on the date of the grant which was January 4, 2010 as reported by the NASDAQ Global Market, with vesting upon grant. Directors who are also executive officers are not compensated for their services as directors.  On December 14, 2010, the Board of Directors changed the compensation for fiscal year ending December 31, 2011 as follows:  an annual retainer of $44,000 and a fee of $2,000 for any Board meeting in excess of the four regularly scheduled Board meetings.  No fee will be paid for any telephonic Board or Committee meeting.  The chairperson of the Compensation Committee will be paid an additional $12,000, and the chairpersons of each of the Audit Committee and the Governance and Nominating Committee and Lead Director will be paid an additional $15,000 per year for serving in such capacity.  In addition, each non-employee Director received a stock award equivalent to $45,000 based upon the closing price of the common stock on the first business day of January.

The Company’s philosophy regarding director compensation is to recognize that in order to attract and retain directors who are willing to contribute time and talent to the Company, it is important to compensate competitively such persons. With that philosophy in mind, the Company attempts to provide fair cash compensation for a company of its size and also provide directors with “skin in the game” by awarding, as part compensation, stock in the Company. With Common Stock as part of a director’s compensation, the resulting objective is to enable directors to align their interests with stockholders and appreciate the importance of improving stock performance and providing investors with long-term gains. Directors are not paid for their roles on Committees, other than as serving as Chairperson and for attending meetings of such Committees not coinciding with a regularly scheduled meeting of the Board of Directors.  Committees meet in conjunction with Board meetings and accordingly, the Company believes there should not be additional compensation for Committee involvement, unless a meeting of such Committee does not coincide with a regularly scheduled meeting of the Board of Directors. Because Committee chairpersons are expected to interact more with management, they are compensated for the additional time.

Directors are required to own Company Common Stock equal to five times the annual retainer fee in effect for the year of a director’s first appointment or election; however, a director has five years to achieve this requirement.  Once this requirement is met, a director need not adjust the number of shares owned based on the fluctuation of the market price of the Company Common Stock.  As of the date of this Proxy Statement, all directors have met this requirement.

The following table sets forth a summary of the compensation paid or accrued by the Company during the year ended December 31, 2010 for the Company’s directors, but excludes any management director whose compensation is reflected on the “Summary Compensation Table” for Named Executive Officers (as defined below):

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

Kush Agarwal(2)	$28,500	$45,000	$ 73,500
Gerardo Canet	$63,000	$45,000	$108,000
Wayne R. Moon	$45,000	$45,000	$ 90,000
Lawrence J. Stuesser	$48,000	$45,000	$ 93,000
Elizabeth E. Tallett	$45,000	$45,000	$ 90,000
Yvonne Thornton, M.D.	$38,000	$45,000	$ 83,000

(1)
Represents the grant of 5,660 shares of Common Stock to each of the directors as indicated above on January 4, 2010, with a fair market value of $7.95 per share representing the closing price per share of the Company’s Common Stock as reported by the NASDAQ Global Market.  All of these grants vested immediately.

(2)	Mr. Agarwal resigned as a member of our Board of Directors on November 15, 2010.

        At December 31, 2010, our directors, as a group, excluding Mr. Higham, held outstanding options to purchase 26,312 shares of our Common Stock and also held an aggregate of 33,960 shares of our Common Stock pursuant to stock awards made during 2010.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

The following sets forth the business experience of the executive officers of the Company:

Jay Higham (52) Mr. Higham’s business experience is set forth under the business experience of Company directors.

Andrew Mintz (44) joined the Company in August 2010 as President of the Company’s Attain Fertility Services Division. For more than two years prior to joining the Company, Mr. Mintz was Senior Vice President at DBCS Consulting/Pivot Health, a medical practice management consulting firm.  From 1998 to 2008, Mr. Mintz was Executive Director at Summit Medical Group, PA, a 150-physician multi-specialty group in New Jersey.  Mr. Mintz has a Bachelors of Business Administration degree from the University of Michigan

Daniel P. Doman (49) joined the Company in August of 2007 with the acquisition of Vein Clinics of America, Inc (“VCA”).  Since May 2008, he has served as the President of the Company’s Vein Clinics Division. Previously, Mr. Doman was the Chief Financial Officer of VCA from April 2006 to May 2008. Prior to joining VCA, from April 2003 to March 2006 he was Managing Director of Health Dimension Group, a national, integrated senior living and healthcare management and consulting firm.  He has a Bachelor’s degree in accounting and finance from Loyola University of Chicago.

Scott Soifer (48) joined the Company in January 2005 as Vice President, Marketing and Development and was promoted to Executive Vice President, Operations and Administration in July 2008 and Executive Vice President, Chief Administrative Officer in March 2010.  For more than 12 years prior to joining the Company, Mr. Soifer was an Associate Partner at Accenture (formerly Andersen Consulting), specializing in healthcare strategy, focused primarily on the health insurance sector.  Mr. Soifer has a Bachelor’s degree in Computer Science from the University of California at Santa Barbara and an Masters of Business Administration degree from the Kellogg School of Management at Northwestern University.

Pamela Schumann (45) was appointed Executive Vice President – Attain Fertility Centers effective  August 2010 to present.  Prior to that, she served as President of the Company’s Consumer Services Division from September 2007 and as the Company’s Vice President, Consumer Services. She joined the Company in 2001 to help launch the Company's consumer services initiative. Ms. Schumann received her Bachelor of Arts degree in Marketing from the University of Maryland's Robert H. Smith School of Business.

Timothy P. Sheehan (34) was appointed Interim Chief Financial Officer in January 2011.  Mr. Sheehan joined the Company in January, 2010 as Vice President, Finance.  Mr. Sheehan previously served as CFO and Director of Scale Finance LLC, a Winston-Salem, NC-based provider of outsourced CFO services to emerging growth companies from 2008 to 2009.. Prior to that, from 2006 to 2008 Mr. Sheehan was Vice President, Corporate Development at MINRAD International, an AMEX-traded manufacturer of medical devices and specialty pharmaceuticals where he managed the corporate development, product registration and customer service groups, in addition to his responsibility for investor relations, SEC reporting and capital raising.  Mr. Sheehan is a Certified Public Accountant and received a Bachelor of Science degree in Finance and a Bachelor of Science Degree in Accounting from Virginia Tech and a Masters of Business Administration with distinction from Wake Forest University.

Claude E. White (62) joined the Company in March 1995 as General Counsel and Assistant Secretary.  In January 1998, Mr. White became Corporate Secretary, in addition to General Counsel, and in May, 2002 became a Vice President. Mr. White received his Bachelor of Arts degree in Political Science from Rutgers College and his J.D. degree from Rutgers School of Law.

Lori Falcone (37) joined the Company August, 2010 as Vice President, Human Resources.  For more than three years prior to joining the Company, Ms. Falcone was a Vice President/Business Leader of Human Resources for the Global Products & Solutions division at MasterCard Worldwide.  Prior to that, Ms. Falcone held a variety of leadership positions at leading firms including PepsiCo, Deloitte Consulting, Reader’s Digest and Entex Information Systems from 1994 to 2007.  Ms. Falcone has a Bachelors of Business Administration degree in Management Information Systems from Pace University.

Jeffrey Futterman (46) joined the company in November 2010 as Vice President, Information Technology and Chief Information Security Officer.  For more than 12 years prior to joining the company, Mr. Futterman served as Vice President, Information Technology and Chief Information Officer at Cytec Industries Inc. Mr. Futterman also served as Director of Information Technology at Oxford Health Plans, and has held senior level consulting positions at both Oracle and Accenture.  Mr. Futterman has a Bachelors of Science degree in Management Information Systems from the State University of New York at Albany.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our executive compensation program is designed to attract, motivate and retain executives with the skills and experience necessary to help us achieve our strategic objectives and advance the long-term interests of our stockholders.  We use three different elements of compensation to help achieve these objectives:  base salary, cash incentive bonus and equity.  This Compensation Discussion and Analysis (“CD&A) discusses how we determined the amount of each component of compensation paid to our Named Executive Officers and how such compensation was designed to impact our financial results.

For 2010, our named executive officers were:

➢	Jay Higham, Chairman and Chief Executive Officer
➢	John Hlywak, Executive Vice President and Chief Financial Officer
➢	Dan Doman, President, Vein Clinics Division
➢	Pam Schumann, Executive Vice President, Attain Fertility Centers Division
➢	Scott Soifer, Executive Vice President, Chief Administrative Officer

Philosophy.

 Our compensation program strives:

 To support a Pay- for- Performance culture based upon:

➢	Achievement of short-term and long-term goals and objectives for the Company overall and the Vein Clinics and Attain Fertility Centers Divisions.

➢	Individual contribution and achievement to Company and/or Divisional goals.

Selected performance measures for Company, Divisions and individual goals are based upon financial and operational objectives, such as annual business plan results and budgets, and strategic objectives such as new clinic expansion and targeted acquisitions, in all cases designed to advance the Company’s strategic plan and create stockholder value.

To create an Ownership culture:

➢	By increasing reliance on equity compensation to align our executive compensation with our long-term strategic goals and stockholders’ interests.

➢	By requiring stock ownership of our Chief Executive Officer equivalent to 2 times annual base salary and 1.5 times annual base salary for our Chief Financial Officer.

Historically the price of our stock has been subject to volatile price fluctuations as a result of low trading volume and the size of the Company and liquidity of the stock.  Therefore, equity compensation as a percentage of total compensation for Named Executive Officers has been somewhat limited. However, as we continue to grow, the Compensation Committee is committed to shifting to a greater percentage of equity compensation over time.

To Pay Competitively:

➢	By benchmarking executive compensation to a Peer Group of similar health care services companies.

➢
By targeting executive compensation relative to the Company’s performance compared to market capitalization and certain performance metrics of the Peer Group such as revenue growth, earnings growth and total shareholder return.

Policies

➢ As we grow, we strive to provide a growing percentage of the compensation of our executives as incentive-based, earned only upon the achievement of Company, Divisional and individual performance objectives.   Performance is assessed on both a formulaic and discretionary basis.

➢ Generally, incentive compensation is earned annually to coincide with our budgetary process and year end financial results.

➢ We have stock ownership requirements for our Chief Executive Officer and our Chief Financial Officer to ensure alignment with our stockholders.

➢ We prohibit our executives from holding the Company’s stock in a margin account or from making a short-sale.

➢ The Compensation Committee engages the advice of an independent compensation consultant periodically.  This consultant is retained by the Committee directly, and is independent of management and the Company.

How Decisions Are Made.

The Role of our Compensation Committee:  Our Compensation Committee evaluates and approves the executive compensation policies of the Company.  The Committee also annually determines the compensation for the Chief Executive Officer and reviews and approves the compensation of the other executive officers of the Company as recommended by the Chief Executive Officer.

Compensation Consultant.   Recognizing the need to be competitive with respect to compensation the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”), an independent consultant, in 2008 to assist in determining appropriate compensation levels for executive officers.  As part of the analysis, in order to provide the Compensation Committee with a reasonable gauge for assessing the competitiveness of the Company’s compensation program and executive compensation levels, Frederic W. Cook developed a peer group that the Committee evaluated, reviewed and approved.  The results of the peer group analysis indicated that the Company, based on size and performance measures, fell at or near the 25th percentile.  Additionally, the Committee found from the analysis that we were below competitive positioning on most components of compensation: cash, bonus and equity awards.  With the benefit of the peer group information, the Compensation Committee made the decision to target executive compensation to be around the 25th percentile of the peer group.

Given that the named executive officers’ compensation was trailing the peer group of companies, the Company adopted the compensation strategy of modestly increasing the equity component of the total compensation package to bring executive compensation more in line with the 25th percentile of the peer group.  The Compensation Committee felt that focusing on the equity compensation component of total compensation would more align the incentives of executive officers with the Company’s stockholders.  Although the Compensation Committee has not engaged Frederic W. Cook since 2008, the Compensation Committee and the Chief Executive Officer have annually reviewed equity compensation against a peer group (identified on the next page, the “Peer Group”) through the Equilar database with a goal of gradually bringing executive compensation in line with the 25th percentile of the peer group by making improvements in the equity component of compensation as a percentage of total compensation.

Peer Group.  The Peer Group is one resource used to measure our compensation practices and levels.  We also consider individual performance, promotions, scope of responsibilities and span of control, retention concerns and the need to attract new executive officers.

For 2010, the Peer Group consisted of the following:

Allion Healthcare Inc.,
Capital Senior Living Corporation,
HealthTronics, Inc.,
LCA Vision Inc.,
Life Sciences Research, Inc.,
Metropolitan Health Networks, Inc.,
Novamed, Inc.,
Quadramed Corporation,
TLC Vision Corporation,
NightHawk Radiology.

Elements and Allocation of Compensation for 2010

As mentioned above, there are three main compensation elements that support our compensation philosophy: base salary, annual cash bonuses and equity grants.

➢	Base salary serves to attract and retain competent executives in what is an increasingly competitive marketplace.
➢
Cash bonuses under our Bonus Plans serve to help achieve the Company’s annual strategic objectives by motivating our executives to achieve the financial and operational milestones that support those objectives.

➢
Equity grants serve the Company’s long-term strategic plan by incenting our executives to achieve long-range goals since generally the equity grants vest over a period of time and will become more valuable to the executive as the price of our Common Stock increases.

Base Salary

Base salaries are fixed and determined annually for our named executive officers in December for the following year.  The Chief Executive Officer recommends salary increases for all executive officers (other than himself) to the Compensation Committee of the Board of Directors of the Company.  The Compensation Committee formally reviews and approves the salaries for all the named executive officers and, in the first instance, establishes the base salary of the Chief Executive Officer.  The recommended increases in 2010 were based primarily upon the executive’s responsibilities, a comparison to competitive market levels for the executive’s job function and internal compensation scales.   In determining the base salary for the Chief Executive Officer and the Chief Financial Officer for 2010, the Compensation Committee reviewed the compensation of the Peer Group.  The comparison to the Peer Group indicated that the base salary of Mr. Higham was below the 25% percentile while Mr. Hlywak’s base salary was between the 25th and 50th percentile..  As a result, the Compensation Committee provided a merit increase of 6.7% to Mr. Higham, and a 3.8% merit increase for Mr. Hlywak in fiscal 2010.

With regard to the other Named Executive Officers, Mr. Higham recommended, and the Compensation Committee approved, merit increases based upon  four (4) years of historical salary and total compensation information and individual performance evaluations prepared by Mr. Higham.  These performance evaluations discussed individual performance, Company contribution, increased responsibilities and internal compensation analysis and future potential.    As a result of this analysis, for 2010, Mr. Doman, the President of our Vein Clinics Division, received a 9.6% increase to gain alignment with the comparable salary of his peer in the Attain Fertility Centers Division.   Ms. Schumann received a 4.3% increase and Mr. Soifer a 10.6 % increase, primarily as a result of his promotion in March 2010 to Executive Vice President and Chief Administrative Officer.

Cash Bonuses

The annual cash bonus program (the Executive Incentive Compensation Plan) seeks to balance two objectives:

•
Part I of the plan rewards achieving targeted annual financial results and represented 60% of the maximum bonus opportunity for executive officers (50% for Mr. Higham). The targeted annual financial measures and how each executive officer’s Part I bonus opportunity is allocated to each measure is itemized in the table below :

Executive Officer	Total Income Before Tax	Attain Fertility Centers Contribution	Vein Clinics Contribution

Jay Higham	100%	0%	0%
John Hlywak	100%	0%	0%
Scott Soifer	100%	0%	0%
Dan Doman	25%	0%	75%
Pam Schumann	25%	75%	0%

•
Part II of the plan rewards achieving defined operational and strategic milestones established by the Compensation Committee that are designed to position the Company for long term success – for 2010, Part II represented 40% of the maximum bonus opportunity for executive officers (50% for Mr. Higham).

Each year the Compensation Committee makes a decision on how to allocate maximum bonus opportunity between Part I financial results and Part II milestones.  For 2010, the Compensation Committee determined that allocating 60% of the maximum bonus opportunity to short term financial results and 40% to milestones best aligned the bonus plan with Company objectives.

The maximum bonus opportunity for each executive officer is set as a percentage of base salary.  For 2010, the maximum bonus opportunity for each executive officer is:

President and Chief Executive Officer	75% of Base Salary
Division President	50% of Base Salary
Executive Vice President	50% of Base Salary
Vice President	30 % of Base Salary

Part I-                      Financial Results.

For 2010, the Compensation Committee approved the performance targets set forth below for each of the Vein Clinics and Attain Fertility Centers Divisions and Corporate personnel under Part I.  In the case of the Divisions, these performance targets are based upon the budgeted operating income, or contribution, to the Company’s bottom line for fiscal year ended December 31, 2010 and for corporate personnel, the budgeted amount of income before tax for the company overall for the fiscal year ended December 31, 2010.

The table set forth below shows these performance targets.   The total bonus payout for meeting the performance target was set at 15%.  Additional bonus payouts are earned for performance above the target to a maximum of 60% of the maximum bonus opportunity (50% in the case of Mr. Higham).

	Performance Target	Actual Performance
Attain Fertility Centers Contribution	$18,657,000	$17,983,000
Vein Clinics Contribution	$5,960,000	$3,651,000
Company Income Before Tax for Corporate Personnel	$9,798,000	$7,853,000

Percentage of Bonus Eligibility (50 % maximum for Mr. Higham and 60% maximum for the other named executives) earned under Part I for 2010 by the Named Executive Officers were as follows:

Executive Officer	Percent of Maximum Bonus	Bonus Earned
Jay Higham-	50%	0%
John Hlywak-	60%	0%
Daniel Doman-	60%	0%
Pamela Schumann-	60%	0%
Scott Soifer -	60%	0%

Part II-                      Bonus Plan

Part II of the Bonus Plans set both common milestones for Corporate and each Division, and individual milestones that related to business development and operational efficiencies.  For 2010, 10% of each Executive’s Bonus Eligibility was based on common milestones at either the Corporate or Division level and for Mr. Higham 40% was based on individual milestones for a total of 50% of Bonus Eligibility, and for the other named executives 30% was based on individual milestones for a total of 40% of the Bonus Eligibility.

 For 2010, the common milestones achieved by December 31, 2010 for each of our Named Executive Officers were as follows:

➢	Corporate (Messrs. Higham, Hlywak and Soifer):
o	5% for consolidated general and administrative expenses reduced to specified level (Achieved)
o	5% for accounts receivable goal (Achieved)

➢	Vein Clinics Division (Mr. Doman):
o	5% for accounts receivable goal (Achieved)
o	5% for specified number of new physician hired (Achieved)

➢	Attain Fertility Centers Division (Ms. Schumann):
o	10% for $1M of pro forma annualized contribution from new fertility center acquisitions and in-market mergers (Not Achieved)
o	10% for specified growth in the Attain IVF Program (Achieved)

For 2010, the individual milestones for each of the Named Executive Officers and the percentage of total bonus opportunity were as follows:

Named Executive Officer	Individual Milestones
Jay Higham
• 20% for public equity offering (Achieved)

• 10% for $1 million of pro forma annualized contribution from acquisitions and in-market mergers (Not Achieved)

• 10% for submission to the board management development/succession plans (Achieved)

John Hlywak

• 10% for public equity offering (Achieved)

• 10% for submission of Enterprise Risk Management program (Achieved)

• 10% for $1 million of pro forma annualized contribution from acquisitions and in-market mergers (Not Achieved)

Daniel Doman	• 10% for integration of vascular surgeons and interventional radiologists into business model (Achieved) • 10% for achieving targeted new clinic openings (Achieved)
Pamela Schumann
• 10% for achieving specified divisional general and administrative expenses (Not Achieved)

• 10%for contracting with a minimum number of new  fertility center Affiliates including at least one in a major target market (Achieved)

• 10% for automating the Attain IVF enrollment process (Achieved)

Scott Soifer
• 10% for $1 million of pro forma annualized contribution from  acquisitions and in-market mergers (Not Achieved)

• 10% for implementing a data warehouse for automated reporting)(Not Achieved)

• 10% for submission of Enterprise Risk Management program (Achieved)

Although Mr. Higham earned 40% of the maximum bonus payout in Part II of the Bonus Plan ($120,000), he elected to receive only 30% ($94,000) payout and allocate the other 10% of his bonus payment to non-management staff.  In addition, Ms. Schumann received a discretionary 10% bonus payout based upon her successful launch of Attain Fertility Centers’ multi-cycle program.

The total percentage of Bonus Eligibility earned for 2010 by the Named Executive Officers under Parts I and II and the percentage of their total compensation that the bonuses represented was as follows:

	Total Percentage of Bonus EligibilityEarned	Bonus payout as a Percentage of Total Compensation

Jay Higham	40%	14.1%
John Hlywak	20%	6.4%
Daniel Doman	30%	10.0%
Pamela Schumann	40%	12.7%
Scott Soifer	20%	5.5%

Equity Awards

Equity Awards create a direct link between an executive’s compensation and stockholder returns by linking a portion of total executive compensation to the performance of the Company’s stock.  Historically, our executive compensation structure emphasized cash components over long-term incentive components, due to the Company’s size and the volatile price fluctuations of our Common Stock. As we have grown and the Company has improved financial performance and our trading volume has increased, it has become more feasible to increase the emphasis on long-term incentives by increasing the equity portion of our overall compensation.  Stock incentives are typically granted annually to the executive officers; or in the case of new executives, at the time they join the Company.  Moreover, stock incentives may be granted in connection with promotions, to retain executive talent or to create focus on specific performance objectives.  Under the Company’s 2007 Long-Term Compensation Plan, the Compensation Committee may grant stock options, restricted stock or restricted stock units.

On January 4, 2010, the Compensation Committee awarded the following number of shares of restricted stock pursuant to our 2007 Long-Term Compensation Plan to the Named Executive Officers: Mr. Higham: 12,578 ($100,000); each of Ms. Schumann, and Messrs. Doman, Hlywak and Soifer:  5,000 ($39,750).  On March 15, 2010, the Compensation Committee awarded an additional 13,607 shares of restricted stock  ($107.495) to Mr. Higham (in connection with the 2009 compensation plan which included a performance based restricted stock unit grant) and 12,658 shares of restricted stock ($99,998) to Mr. Soifer.

In addition, on January 4, 2010, the Compensation Committee awarded, the following stock options at $7.95 per share pursuant to our 2007 Long-Term Compensation Plan to the Named Executive Officers:  Mr. Higham: 30,000, Ms. Schumann and each of Messrs. Hlywak, Doman and Soifer:  11,000.  The restricted stock grants and the stock option awards in 2010 were based upon the executive officer’s level, with Executive Vice Presidents of the Company and Presidents of the Divisions of the Company each receiving 5,000 shares of restricted stock (with a dollar value of $39,750) – Mr. Hlywak, Mr. Doman, Mr. Soifer and Ms. Schumann each received this amount; and Executive Vice Presidents of our Divisions received 3,144 shares of restricted stock (dollar value of $25,000).

Perquisites

We provide our Chairman and President and Chief Executive Officer, Jay Higham, with a leased vehicle that is maintained at our expense. The total 2010 expenses related to the leased vehicle was $11,625.

401(k) Defined Contribution Plan

We maintain a 401(k) Plan that allows executives, as well as our other employees, to make elective salary deferrals in accordance with Internal Revenue Service regulations. In March 2010, we provided a discretionary match of 25% of an individual’s maximum contribution of $16,500, up to 1.5% of an individual’s compensation of $245,000 or less for the year ended December 31, 2010, for a maximum match of $3,675 per individual. For our Chairman and President and Chief Executive Officer, our former Executive Vice President and Chief Financial Officer and our other Named Executive Officers, we contributed the maximum match of $3,675 each for the year ended December 31, 2010.

Retirement Benefits

No retirement benefits are provided to our executives.

Severance and Change of Control Arrangements

Jay Higham Employment Agreement

On October 10, 2005, we entered into an employment agreement with Jay Higham to serve as our President and Chief Executive Officer, effective January 1, 2006. Pursuant to the employment agreement, Mr. Higham was appointed as one of our directors on January 24, 2006. The employment agreement provides that Mr. Higham receive an annual base salary of $275,000, subject to increases. Under the employment agreement, Mr. Higham was granted shares of our common stock with a value of $400,000 based on the closing price of our Common Stock as reported on the NASDAQ Global Market on the first trading day of January 2006. The number of shares of our Common Stock granted to Mr. Higham was 32,000 and such shares of Common Stock vest over a 10-year period. Pursuant to the employment agreement, we may terminate Mr. Higham’s employment without cause on 30 days’ prior notice, in which event Mr. Higham will receive, as severance pay, 12 months’ base salary, plus Mr. Higham’s annual bonus, without regard to the condition precedents established for the bonus payment, in one lump sum payment. Under the employment agreement, if we had terminated Mr. Higham effective December 31, 2010, based on his 2010 compensation, he would have been paid an aggregate of $494,000, $400,000 of which represents his 2010 base salary and $94,000 of which represents the amount of his accrued 2010 bonus.

The employment agreement further provides that if, within one year after our “Change of Control” (as defined in the employment agreement), Mr. Higham’s employment is terminated by Mr. Higham for “Good Reason” (as defined in the employment agreement) or by us without cause, Mr. Higham will be paid a lump sum amount equal to his base salary for a 24-month period, plus twice the full amount of Mr. Higham’s annual bonus based on his then current base salary, without regard to the condition precedents established for the bonus payment. Based on this change of control provision, if we had experienced a “Change of Control” in 2010 and Mr. Higham’s employment had been terminated effective December 31, 2010, for either “Good Reason” by Mr. Higham or without cause by us, Mr. Higham would have been entitled to termination pay equal to an aggregate of $988,000, $800,000 of which represents his then annualized base salary for 24-months and $198,000 of which represents twice the full amount of his annual bonus.

Under the employment agreement, Mr. Higham has agreed not to compete with us while employed by us and for a period of two years thereafter.

Executive Retention Agreements

We are also a party to executive retention agreements with our executive officers, including the Named Executive Officers (excluding Mr. Higham and Mr. Hlywak).  We were a party to an executive retention agreement with Mr. Hlywak, which terminated effective December 31, 2010 upon Mr. Hlywak’s retirement.

The executive retention agreements provide for certain severance payments and benefits to the Named Executive Officers (other than Mr. Higham, who would be paid in accordance with the terms of his employment agreement)  in the event of a termination of their employment, either by us without cause or by the executive for “Good Reason” (as defined in the executive retention agreement), at any time within 18 months after we experience a “Change in Control” (as defined in the executive retention agreement) (any such termination, a “Qualifying Termination”). The Company would provide such Named Executive Officer with one year of base salary, bonus (if applicable) and benefits (or equivalent) in a lump sum payment.  In addition, pursuant to the terms of the executive retention agreements, all incentive stock options granted to such Named Executive Officer will become fully vested upon a Qualifying Termination, subject to certain terms and conditions.

 In the event Mr. Hlywak had been terminated without cause effective December 31, 2010 as a result of a “Change in Control” that occurred in 2010, Mr. Hlywak would have been paid an aggregate of $302,500, $275,000 of which represents his 2010 annual base salary and $27,500 of which represents the bonus amount Mr. Hlywak would have been eligible to receive. For each of the other Named Executive Officers, had they been terminated without cause effective December 31, 2010 as a result of a “Change in Control” that occurred in 2010, he or she would have been paid his or her 2010 annual base salary and bonus amount which he or she would have been eligible to receive. For Mr. Doman, the payment would have been an aggregate of $299,000, $260,000 of which represents annual base salary and $39,000 of which represents bonus. For Mr. Soifer, the payment would have been an aggregate of $282,827, $256,827of which represents annual base salary and $26,000 of which represents bonus. For Ms. Schumann, the payment would have been an aggregate of $288,000, $240,000 of which represents annual base salary and $48,000 of which represents bonus.

In addition, under the executive retention agreements, in the event a Named Executive Officer, other than Mr. Higham, who would be paid in accordance with the terms of his employment agreement, is terminated without cause under circumstances outside a “Change in Control,” each Named Executive Officer would be paid 90 days base salary continuation.   If the Named Executive Officers had been terminated without cause under circumstances outside a “Change in Control” effective December 31, 2010, the total payments to Mr. Hlywak would have been equal to $68,750, the total payments to Mr. Doman would have been equal to $65,000, the total payments to Mr. Soifer would have been equal to $64,207and the total payments to Ms. Schumann would have been equal to $60,000.

Also, pursuant to the executive retention agreements, we would be required to pay each such Named Executive Officer for all reasonable fees and expenses incurred by them in litigating their rights under the executive retention agreements, to the extent a Named Executive Officer is successful in any such litigation.

Finally, in certain circumstances, Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits to $1 million the deductibility of compensation, including stock-based compensation, paid to executives by public companies. None of the compensation paid to our executive officers in 2010 exceeded the threshold for deductibility under Section 162(m).

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation paid or accrued by the Company during the years ended December 31, 2010, 2009 and 2008 for the Company's President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer and for the next three most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)(3)	Option Awards (1)	All Other Compensation (2)	Total
Jay Higham (President and Chief Executive Officer)	2010 2009 2008	$400,000 $389,423 $330,000	$ 94,000(4) $225,000 $128,700	$99,995 $201,245 (5) $70,950	$123,120 — $226,370	$ 21,242 $ 15,303 $ 15,913	$738,357 $830,971 $771,933

John Hlywak (3) (ExecutiveVice President and CFO)	2010 2009 2008	$275,500 $275,192 $255,000	$ 27,500 $ 92,750 $ 76,500	$ 39,750 $ 75,132(5) $ 26,400	$ 45,144 — $113,189	$ 3,675 $ 3,675 $ 3,450	$391,069 $446,749 $486,389
Daniel Doman President Vein Clinics Division	2010 2009 2008	$260,000 $232,288 $225,000	$ 39,000 $ 94,000 $ 42,750	$ 39,750 $ 35,000 $100,000	$ 45,144 — $113,189	$ 3,675 $ 3,675 $ 9,464	$387,569 $364,963 $490,403
Pamela Schumann (Executive Vice President, Attain Fertility Services)	2010 2009 2008	$240,000 $238,846 $210,000	$ 48,000 $ 17,250 $ 84,000	$ 39,750 $ 35,000 $ 37,500	$ 45,144 — $113,189	$ 3,675 $ 3,675 $ 3,450	$376,569 $294,771 $448,139
Scott Soifer (EVP, Chief Administrative Officer)	2010 2009 2008	$256,827 $244,038 $209,423	$ 26,000 $ 70,500 $ 45,100	$139,750 $ 35,000 $ 38,250	$ 45,144 — $ 75,864	$ 3,665 $ 3,665 $ 3,141	$471,386 $353,199 $359,928

(1)
See Note 20 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a discussion of the assumptions made in the valuation of the restricted stock, restricted stock units and the option awards.

(2)
This column includes the amounts of $ 17,567, 11,625 and 12,463 for the years ended December 31, 2010, 2009 and 2008, respectively, paid by the Company in connection with a vehicle leased for Mr. Higham, $2,564 for the year ended December 31, 2008 paid by the Company in connection with a vehicle leased for Mr. Doman, plus amounts representing Company matches of a maximum of $3,675 made for the Named Executive Officers under the Company’s 401(k) Plan.

(3)
Effective December 31, 2010, Mr. Hlywak retired as Executive Vice President and Chief Financial Officer of the Company.  Mr. Timothy P. Sheehan was appointed Interim Chief Financial Officer effective January 1, 2011.

(4)
Mr. Higham earned 40% of the maximum bonus payout in Part II of the Bonus Plan, or $120,000, but elected to receive only 30% ($94,000) and allocated the other 10% ($26,000) of his bonus payment to non-management staff.

(5)
Includes 13,607 and 5,080 restricted stock units that were awarded to Messrs. Higham and Hlywak on January 1, 2009 pursuant to which they were granted 13,607 and 5,080 shares of restricted stock, respectively, in March 2010 upon the determination that the Company achieved Earnings Before Income Taxes, Depreciation and Amortization greater than $17,140,768 for fiscal year ended December 31, 2009.  The shares vest over three years at a rate of 8.33% per 90-day period.

GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The following table sets forth certain information concerning the Named Executive Officers with respect to grants of plan-based awards for the fiscal year ended December 31, 2010:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($Sh)	Grant Date Fair Value Of Stock & Option Awards
Jay Higham	1/04/10 1/04/10 3/15/10	— 12,578 13,607	30,000 — —	$7.95 — —	$123,120 $99,995 $107,493
John Hlywak	1/04/10 1/04/10 3/15/10	5,000 5,080	11,000 — —	$7.95 — —	$45,144 $39,750 $40,132
Daniel Doman	1/04/10 1/04/10	— 5,000	11,000 — —	$7.95 —	$45,144 $39,750
Pamela Schumann	1/04/10 1/04/10	— 5,000	11,000 —	$7.95 —	$45,144 $39,750
Scott Soifer	1/04/10 1/04/10 3/15/10	— 5,000 12,658	11,000 — —	$7.95 — —	$45,144 $39,750 $99,998

(1)
Represents grants of restricted stock granted pursuant to the Company’s 2007 Long-Term Compensation Plan.  These restricted stock awards vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period.

(2)	Options were issued with an exercise price equal to the fair market value of $7.95 per share, the closing price of the Common Stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth outstanding equity awards with respect to the Named Executive Officers at December 31, 2010:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested (2)

Jay Higham	30,000 14,700 1,742	$ 7.95 $ 8.06 $11.20	01/04/2014 07/22/2018 01/02/2018	51,721	$458,248

John Hlywak	—	—	—	8,790	$ 76,121

Daniel Doman	11,000 7,350	$7.95 $8.06	01/04/2015 07/22/2018	12,168	$105,375

Pamela Schumann	11,000 7,350 871	$7.95 $8.06 $11.20	01/04/2015 07/22/2018 01/02/2018	8,764	$ 75,896

Scott Soifer	11,000 4,900 598	$ 7.95 $ 8.06 $11.20	01/04/2015 07/22/2018 01/02/2018	18,905	$163,717
________
(1)
Restricted stock awards granted January 4, 2006 to Mr. Higham vest over a 120-month period at the rate of 2.5% every 90 days of the 120-month period. Restricted stock awards granted May 23, 2006 to the Named Executive Officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Restricted stock awards granted May 15, 2007 to the Named Executive Officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Twenty-five percent of the restricted stock awards granted to Messrs. Higham and Hlywak on September 24, 2007 vested immediately with the balance vesting over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Restricted stock awards granted September 24, 2007 to Ms. Schumann vest over a 60-month period at the rate of 5% every 90 days of the 60-month period. The Named Executive Officers received two restricted stock awards on May 13, 2008; the first restricted stock award vests over a 36-month period at the rate of 8.33% every 90 days of the 36-month period and the second restricted stock award vests on May 12, 2011. Of the total 7,831 shares of restricted stock granted to Mr. Higham, 6,265 vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period and 1,566 shares vest on May 12, 2011. Of the total 4,222 shares of restricted stock granted to Mr. Hlywak, 3,378 vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period and 844 shares vest on May 12, 2011. All of the 11,038 shares of restricted stock granted to Mr. Doman vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Of the total 4,139 shares of restricted stock granted to Ms. Schumann, 3,311 vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period and 828 shares vest on May 12, 2011. Restricted stock awards granted January 2, 2009 to the Named Executive Officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period.  Restricted stock awards granted January 4, 2010 to the Named Executive Officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period.

(2)	The market value of the restricted stock awards is based on the last reported sale price for our Common Stock on December 31, 2010, as reported by the NASDAQ Global Market, which was $8.66.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED DECEMBER 31, 2010

The following table shows stock award vesting with respect to the Named Executive Officers for the year ended December 31, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Jay Higham	19,407	$168,065
John Hlywak	5,857	$50,722
Daniel Doman	4,896	$42,399
Pamela Schumann	4,503	$38,996
Scott Soifer	6,661	$57,684

(1)	Reflects shares of restricted stock that vested during the year ended December 31, 2010.

(2)	The value realized on vesting is based on the last reported sale price for our Common Stock of 8.66 on December 31, 2010, as reported by the NASDAQ Global Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2010, equity compensation plan information under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	247,986	$6.96	234,690
Equity compensation plans not approved by security holders	—	—	—
Total	247,986	$6.96	234,690

Pension Benefits

The Company does not have any pension plans.

Nonqualified Deferred Compensation

The Company does not have a deferred compensation plan.

Proposal 2

APPROVAL OF AMENDMENT TO THE 2007 LONG-TERM COMPENSATION PLAN
(Item 2 on your proxy card)

The 2007 Long-Term Compensation Plan (the "2007 Plan") was adopted by the Board of Directors of the Company in March 2007 and approved by the Stockholders of the Company at the May 15, 2007 Annual Meeting of Stockholders.  Under the 2007 Plan, the Company can issue incentive stock options (“Incentive Stock Options”), non-qualified stock options (“Non-qualified Stock Options”), restricted stock (“Restricted Stock”) and restricted stock units (RSUs, Incentive Stock Options, Non-qualified Stock Options, Restricted Stock and RSUs are collectively referred to herein as “Grants”).  Currently, 750,000 shares of Common Stock are authorized for issuance under the 2007 Plan.  As of April 1, 2011, there were 122,071 shares currently available for issuance under the 2007 Plan.   The Company’s recent growth has resulted in an increase in persons eligible to participate in the 2007 Plan and since 2007, the Company has granted an average of 169,448 shares per year.    In addition, as the Company experiences higher trading volume and price, the Company desires to increase the emphasis on long-term incentives to better align compensation with Company goals and the interests of the Company’s stockholders by increasing the equity portion of the overall equity portion of compensation.

Set forth below is a table showing annual equity grants, excluding directors, for the each of the fiscal years ending December 31, 2008, 2009 and 2010 and indicated dilution based on average shareholders outstanding for the indicated year:

	2008	2009	2010	3-year average

Number of shares granted	198,883	93,956	215,503	169,448
Average weighted shares outstanding	8,618,000	8,773,000	11,380,00	9,590,333
Dilution Rate	2.3%	1.1%	1.9%	1.8%

The Company’s 3-year average dilution rate has been 1.8% as indicated above. This dilution rate falls under the 2% average that Institutional Shareholder Services, Inc. (ISS) has established in its U.S. Corporate Governance Policy guidelines. The Company is committed to continuing to meet the ISS standard of a 3-year average dilution rate of 2% if the stockholders approve the amendment to the 2007 Plan.  For purposes of this discussion, the dilution rate is defined as the gross number of equity awards granted in a given year divided by the weighted average common share outstanding for the same fiscal year. Assuming the stockholders approve the amendment to the 2007 Plan to increase the number of shares authorized for issuance to 1,450,000 shares, and assuming a continued dilution rate of 1.8% (or approximately 200,000 shares) annually, the Company will have sufficient number of shares authorized for issuance through fiscal year 2015.

The Board of Directors of the Company has adopted and recommends that the stockholders approve an amendment to the 2007 Plan to increase the number of shares of Common Stock authorized for issuance in connection with Grants under the 2007 Plan from 750,000 to 1,450,000.   A copy of the 2007 Plan, as proposed to be amended is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the 2007 Plan, as proposed to be amended, is a summary and does not purport to be a complete description.

Purpose

The purpose of the 2007 Plan is to enable the Company to grant Incentive Stock Options, Non-qualified Stock Options, Restricted Stock and RSUs to selected employees, directors, agents, consultants, independent contractors and key advisors (collectively referred to as “Grantees”) so as to further the growth and development of the Company and its subsidiaries. The Grants are intended to encourage Grantees to contribute materially to the Company's success to obtain a proprietary interest in the Company through ownership of its stock, thereby providing Grantees with an added incentive to promote the best interests of the Company and affording the Company a means of attracting persons of outstanding ability.  All of our directors and approximately, 40 employees participate in the 2007 Plan.

Common Stock Subject to the 2007 Plan

Under the 2007 Plan, subject to adjustment by reason of, among other things, a stock dividend, spinoff, recapitalization, stock split or combination or exchange of share, the aggregate number of shares of common stock of the Company, $.01 par value (“Common Stock”) that may be currently issued or transferred is 750,000 shares.  If the Stockholders approve the proposed amendment, the shares of Common Stock that may be issued or transferred will be increased to 1,450,000.  The maximum aggregate number of shares of Common Stock that shall be granted under the Plan to any individual during any calendar year shall be 50,000 shares. The shares may be authorized but unissued shares of Common Stock or reacquired shares of Common Stock, including shares purchased by the Company on the open market.  If and to the extent any shares which are the subject of a Grant are forfeited, the shares subject to such Grant shall again be available for a Grant under the 2007 Plan.

Termination

The Plan terminates on May 15, 2017 (unless sooner terminated at the discretion of the Board of Directors).

Grant of Options

Under the 2007 Plan, Incentive Stock Options, qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), may be granted to employees (including officers) of the Company and/or any of its subsidiaries, and Non-qualified Stock Options (Incentive Stock Options and Non-qualified Stock Options are collectively referred to as “Stock Options”) may be granted to employees, directors, consultants, agents, independent contractors and such other persons as the Compensation Committee of the Board of Directors (the “Committee”) determines will contribute to the Company's success.  The Committee, which consists of two or more directors appointed by the Board of Directors who themselves are not eligible for discretionary grants of Stock Options, selects the Grantees under the 2007 Plan and determines (i) whether the respective Stock Option is to be a Non-qualified Stock Option or an Incentive Stock Option, (ii) the number of shares of Common Stock purchasable under the option, (iii) the exercise price, which cannot be less than 100% of the fair market value of the Common Stock on the date of grant with respect to Incentive Stock Options (110% of fair market value in the case of an Incentive Stock Option granted to an owner of stock possessing more than 10% of the total voting power of all classes of stock of the Company (a "10% Owner")), (iv) the time or times when the Stock Option becomes exercisable, and (v) the term of the option (not to exceed ten years).  Incentive Stock Options are not exercisable prior to one year from the date of grant.  The fair market value, determined as of the date the option is granted, of shares exercisable for the first time by the holder of an Incentive Stock Option may not exceed $100,000 in any calendar year.

Exercise of Options

All options are exercisable during the Grantee’s lifetime only by the Grantee and only while the Grantee is an employee, director, consultant, agent, independent contractor or otherwise employed by or engaged in performing services for the Company or a subsidiary, either directly or through a collaborating entity, and for a period of three months thereafter, except where termination of employment or engagement is due to death or disability.  In the event of death or disability, the option is exercisable by the Grantee or the Grantee's executor or administrator within one year from the date of death or termination of employment by reason of such disability, only to the extent the option would be exercisable by the Grantee as at such date.  No option is transferable other than by will or the laws of descent and distribution.

Options are exercisable by payment in cash to the Company, or a check to its order, of the full purchase price for the shares of Common Stock to be purchased, plus the amount, if any, required for withholding taxes in connection with such exercise (the "Exercise Payment"); provided, however, that with the consent of the Committee or such officer of the Company as may be authorized by the Committee from time to time to give such consent, the Exercise Payment may be paid by the surrender of Common Stock owned by the person exercising the option and having a fair market value on the date of exercise equal to the Exercise Payment, or in any combination of cash and Common Stock so long as the total cash so paid and the fair market value of the Common Stock surrendered equals the Exercise Payment, and the Common Stock so surrendered, if originally issued to the optionee upon exercise of an option granted by the Company, shall have been held by the optionee for more than six months.

Option Adjustments

The 2007 Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number of shares of Common Stock subject to outstanding options and the exercise price are to be appropriately adjusted by the Board of Directors (or the Committee), whose determination thereon shall be conclusive.

Restricted Stock Grants

Under the 2007 Plan, Restricted Stock and RSU Grants may be granted to employees (including officers) of the Company and/or any of its subsidiaries and members of the Board of Directors.  The 2007 Plan is administered by the Compensation Committee of the Board of Directors which Committee under the 2007 Plan has the sole authority to (i) determine the individuals to whom Restricted Stock and RSU Grants shall be made, (ii) determine the type, size and terms of the Grants to be made to each individual, (iii) determine the time when the Restricted Stock and RSU Grants will be made and the duration of any applicable restriction period, (iv) determine the amount of consideration to be paid by the Grantee, if any, and (v) deal with any other matters arising under the 2007 Plan.

The Committee may establish conditions under which restrictions on Restricted Stock and RSUs will lapse over time or other triggering events.  The period of time during which the restrictions remain is referred to as the “restricted period.” During the restricted period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock or of the RSUs except by will or the by the laws of descent and distribution or, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder).

Anti-Dilution

The 2007 Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number of shares of Common Stock subject to the 2007 Plan are to be appropriately adjusted by the Board of Directors (or the Committee), whose determination thereon shall be conclusive.

Amendments, Suspension and Termination

The Board has the authority to suspend, make changes in or additions to the 2007 Plan as it deems desirable and the Board and the Committee may adopt rules and regulations to carry out the 2007 Plan.  The Board may not, without stockholder approval, (i) increase the number of shares which may be reserved for issuance under the 2007 Plan, (ii) adversely affect the rights of a holder of a Grant previously granted under the 2007 Plan, (iii) modify materially the eligibility requirements for participation in the 2007 Plan, or (iv) increase materially the benefits accruing to participants under the Plan.

Federal Income Tax Consequences

Stock Options

Under current tax law, there are generally no Federal income tax consequences to either the employee or the Company on the grant of a Non-qualified Stock Option if granted under the terms set forth in the 2007 Plan..  Upon exercise of such a Non-qualified Stock Option, the excess of the fair market value of the shares subject to the option over the option price (the “Spread”) at the date of exercise is taxable as ordinary compensation income to the Grantee in the year it is exercised and, subject to the general rules concerning the deductibility of compensation, is deductible by the Company as compensation for Federal income tax purposes. However, if the shares are subject to vesting restrictions conditioned on future employment or the holder is subject to the short-swing profits liability restrictions of Section 16(b) the Exchange Act (i.e., is an executive officer, director or 10% owner of the Company) then taxation and measurement of the Spread is deferred until such restrictions lapse, unless a special election is made under Section 83(b) of the Code to report such income currently without regard to such restrictions.  The Grantee’s basis in the shares will be equal to the fair market value on the date taxation is imposed (determined without regard to marketability restrictions imposed by the securities laws) and the Grantee’s holding period commences on such date.

A Holder of Incentive Stock Options incurs no regular Federal income tax liability at the time of grant or upon exercise of such options, assuming that the Grantee is an employee of the Company from the date the option is granted until 90 days before such exercise.  However, upon exercise, the Spread must be added to regular Federal taxable income in computing the Grantee's “alternative minimum tax” liability.   A Grantee’s basis in the shares received on exercise of an Incentive Stock Option will be the option price of such shares for regular income tax purposes.  No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of an Incentive Stock Option. .

If the holder of shares acquired through exercise of an Incentive Stock Option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a ”Disqualifying Disposition”), the Grantee will realize income taxable at ordinary rates.  The Grantee must report ordinary income for the year of such Disqualifying Disposition in an amount equal to the lesser of (1) the difference between the option price and the fair market value of the shares on the date the option is exercised or (2) the difference between the option price and the amount realized upon disposition of the shares..  In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the Grantee’s basis in the shares (i.e., the option price plus the amount includable as ordinary income).  The amount of the Grantee’s taxable ordinary income will, subject to the general rules concerning the deductibility of compensation, be deductible by the Company in the year of the Disqualifying Disposition.

At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an Incentive Stock Option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period.  The holding period for long-term capital gain or loss treatment is more than one year.

Restricted Stock/RSUs

Restricted Stock.  Within 30 days after the grant of Restricted Stock, a Grantee may make a special election under Section 83(b) of the Code to currently recognize ordinary income equal to excess of the fair market value of the Restricted Stock at the time of grant over the amount paid, if any, for the Restricted Stock.  If a Grantee does not make a Section 83(b) election with 30 days of the grant of Restricted Stock, upon the expiration of the restricted period the Grantee will recognize ordinary income equal to the excess of the fair market value of the shares at that time over the amount paid, if any, for the Restricted Stock.

All Restricted Stock Grants under the 2007 Plan will be subject to applicable Federal (including FICA), state and local tax withholding requirements. The Company may require a Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Restricted Stock Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Restricted Stock Grants.

The Committee may permit Grantees to satisfy the Company’s income tax withholding obligation with respect to a Restricted Stock Grant by having shares withheld up to an amount that does not exceed the Grantee’s maximum marginal tax rate for federal (including FICA), state and local tax liabilities.

Restricted Stock Units. No taxable income is reported when a RSU is granted to a Grantee.  Upon vesting, the participant will recognize ordinary income in an amount equal to the amount of the fair market value of any shares received.  Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Subject to the general rules concerning the deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for the taxable year in which, a Grantee recognizes ordinary income in connection with a Restricted Stock Grant or RSU.

The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to Stock Options, Restricted Stock and RSUs  issued under the Plan.  For instance, the treatment of Grants under state and local tax laws, which are not described above, may differ from their treatment for Federal income tax purposes.

Effective Date of the Amendment to the 2007 Plan

The Amendment to the 2007 Plan will become effective upon approval of the Company’s stockholders.

The Board of Directors recommends a vote “FOR” the approval of the Amendment to the 2007 Long-Term Compensation Plan, and the persons named in the accompanying proxy will vote in accordance with the choice specified thereon or, if no choice is properly indicated, in favor of the approval.

Proposal 3

ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
(Item 3 on your proxy card)

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers.  This proposal, commonly known as the “say-on-pay” proposal, is advisory only and will not be binding upon the Board of Directors.  However, the Company values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

As discussed under “Compensation Discussion and Analysis” beginning on page  11, in the course of establishing the fiscal 2010 compensation, the Company’s sought to design a program to support a performance oriented environment and to motivate and reward the annual and long-term achievements of corporate and divisional objectives.  As indicated by the request to increase the number of shares authorized for issuance under our 2007 Long-Term Compensation Plan, the Company is seeking to increase the emphasis on long-term incentives by increasing the equity portion of our overall compensation.  Through stock ownership requirements and equity based incentives, we seek to align the interests of our executives with our stockholders and the long-term interests of the Company.    We believe that the executive compensation of our named executive officers for 2010 was fair and appropriate given the Company’s performance and is aligned with our strategic goals and plans for growth in future years.

For the reasons discussed above, the Board of Directors unanimously recommends that stockholders vote “FOR” the advisory resolution set forth below approving the Company’s executive compensation.

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and the related narrative disclosures).”

ADVISORY VOTE ON THE FREQUENCY OF A STOCKHOLDER VOTE ON
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(Item 4 on your proxy card)

Under the Dodd-Frank Act, our stockholders are entitled to vote at the Annual Meeting on whether future advisory votes on executive compensation should occur every one, every two or every three years.  After careful consideration of this Proposal, our Board has determined that an advisory vote on executive compensation every year is most appropriate option for the Company because it provides the highest level of accountability and communication with our stockholders.  Specifically, we believe this frequency is appropriate because it will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices on a more timely basis than a vote every two or three years.

    For these reasons, we recommend that our stockholders evaluate our executive compensation program annually.  You may cast your vote, however, on your preferred voting frequency by choosing one year, two years, or three years or abstain from voting when you vote in response to the resolution set forth below.  While the vote is advisory and non-binding, the Board will take into account the result of the vote when determining the frequency of future say-on-pay votes.

    “RESOLVED, that a non-binding advisory vote of the Company’s stockholders to approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables and the related narrative disclosures) shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Stockholders, (i) every year, (ii) every 2 years, or (iii) every 3 years.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Such executive officers, directors, and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

To the Company’s knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required, all of the Company's executive officers and directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2010, with the exception of Mr. Jay Higham.   Mr. Higham sold 24 shares of Common Stock on July 22, 2010 and filed a Form 4 on October 5, 2010.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee, under a delegation of authority from the Board of Directors, reviews and makes decisions with respect to salaries, wages, bonuses, equity awards and other benefits and incentives for executive officers of the Company. The Compensation Committee also administers all compensation programs for executive management of the Company. The Compensation Committee held four regular meetings in 2010.

The Compensation Committee has a charter, a copy of which is available to stockholders at the Company’s website http://www.integramed.com under the heading “Investors – Board Committees.”

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and those discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Elizabeth E. Tallett (Chairperson)
Wayne R. Moon
Lawrence J. Stuesser
Yvonne S. Thornton, M.D.

1 The material in this report is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.  The Company has specifically incorporated this report by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.  As such, this report will be deemed furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act as a result of furnishing the disclosure in this manner.

AUDIT COMMITTEE REPORT2

The Audit Committee has oversight for the Company’s financial reporting on behalf of the Board of Directors. The Audit Committee, composed of four independent directors (as defined by Section (a)(2) of Nasdaq Listing Rule 5605, held four regular and four telephonic meetings in 2010, and operates under an amended and restated charter approved by the Board of Directors in December 2010.  One member of the Audit Committee, Mr. Stuesser, is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K promulgated by the Commission.

 Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and the Company’s compliance with legal and regulatory requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K.

The Audit Committee has discussed with the Company’s independent auditors, EisnerAmper LLP, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200 T.

The Audit Committee has received and reviewed the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence and has discussed with EisnerAmper LLP its independence.

The Audit Committee has also considered whether any services provided by EisnerAmper LLP not related to the audit of the financial statements referred to above and the reviews of the interim financial statements included in the Company’s Form 10-Qs for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010 were compatible with maintaining the independence of EisnerAmper LLP.

Based on the reviews and discussions referred to above, the Audit Committee, in accordance with its charter, recommended to the Company’s Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Commission. The Audit Committee has appointed EisnerAmper LLP for the Company’s 2011  fiscal year audit.

Lawrence J. Stuesser (Chairperson)
Wayne R. Moon
Elizabeth E. Tallett
Yvonne S. Thornton, M.D.

INDEPENDENT PUBLIC ACCOUNTANTS

On August 16, 2010 the Audit Committee of the Company’s Board of Directors engaged  EisnerAmper LLP to serve as the Company’s new independent registered public accounting firm, after it was notified on August 16, 2010 that Amper, Pulitzer and Mattia, LLP  (“Amper”), an independent registered public accounting firm, would not be able to stand for re-appointment because it combined its practice on that date with that of Eisner LLP (“Eisner”) to form EisnerAmper LLP, an independent registered public accounting firm.  The Company previously filed Form 8-K on August 19, 2010 acknowledging this change.  A representative from EisnerAmper is expected to be present at the 2011 Annual Meeting with the opportunity to make a statement, if desired.  The EisnerAmper representative is also expected to be available to respond to appropriate questions.

2 The material in this report is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

    During the Company’s fiscal year ended December 31, 2010 and through the date we engaged EisnerAmper LLP, the Company did not consult with Eisner regarding of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

    The audit report of Amper on the consolidated financial statements of the Company as of and for the years ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 and through August 16, 2010, there were (i) no disagreements between the Company and Amper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Amper would have caused Amper to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year or for any reporting period since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in item 304(a) (1) (v) of Regulation S-K.

Pre-Approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee Charter, as amended in 2009, all audit and audit-related work and all non-audit work performed by the independent accountants, must be submitted to the Audit Committee for specific approval in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee has not delegated any of its responsibilities to management.

All of the services described below for 2010 and 2009 were pre-approved by the Audit Committee and/or the Audit Committee Chairman before such services were rendered by EisnerAmper for the fiscal years ended December 31, 2010 and December 31, 2009.

Audit Fees

Audit fees billed or expected to be billed to the Company by Amper or EisnerAmper for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and consultation on accounting topics for the year ended December 31, 2010 totaled $240,000, $190,000 of which were paid to EisnerAmper and $50,000 of which was paid to Amper.   Similar fees by EisnerAmper for the year ended December 31, 2009 totaled $315,000.

Audit-Related Fees

The aggregate fees billed by Amper for audit-related services for the year ended December 31, 2010 were $65,100 and primarily related to 40l(k) plan and a Registration Statement on Form S-1 in February 2010.  The aggregate fees billed by Amper for audit related services for the year ended December 31, 2009 were $220,000 and primarily related to various Commission filings, including a Restatement of our Form 10-K for the year ended December 31, 2008 and a Registration Statement on Form S-1.

Tax Fees

For the year ended December 31, 2010, the Company will pay Amper and EisnerAmper a total of approximately $185,000 related to tax services ($124,000 of which was paid to Amper and $61,000 of which was paid to EisnerAmper) and for the year ended December 31, 2009, the Company paid EisnerAmper, approximately $89,000 related to tax services.

All Other Fees

There were approximately $3,000 of other fees for the year ended December 31, 2010 and no other fees for the years ended December 3, 2009.

RELATED PARTY TRANSACTIONS

Sale to IAT

In connection with the public offering of the Company’s Common Stock in February 2010, we offered 500,000 shares directly to IAT, our largest stockholder, at a price per share of $7.50, the same price as the price to the public (excluding underwriting discounts and commissions).  As a result, IAT paid us an aggregate of $3.8 million in connection with this sale of Common Stock.

Policies and Procedures for Related Party Transactions

We do not have written policies and procedures for the review, approval or ratification of related party transactions. However, any related party transaction is reviewed and discussed by our Board of Directors or an appropriate committee of our Board of Directors with responsibility for the subject matter.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under the Commission’s proxy rules, stockholder proposals that meet certain conditions may be included in the Company’s proxy statement and form of proxy for a particular annual meeting.  Stockholders that intend to present a proposal at the Company’s 2012 annual meeting of stockholders must give notice of the proposal to the Company no later than December 17, 2011 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Stockholders that intend to present a proposal at the 2012 annual meeting of stockholders that will not be included in the proxy statement and form of proxy must give notice of the proposal to the Company no earlier than February 3, 2012 and no later than March 4, 2012.  Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the Company’s proxy materials or its presentation at the 2012 annual meeting of stockholders because there are other requirements in the proxy rules.

Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company’s proxy statement for our 2012 annual meeting of stockholders, except in circumstances where (i) the Company receives notice of the proposed matter no earlier than February 3, 2012 and no later than March 4, 2012, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

GENERAL

The management of the Company does not know of any matters other than those stated in this Proxy Statement, which are to be presented for action at the 2011 Annual Meeting.  If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will bear the costs related to preparing, printing, assembling and mailing the proxy card, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation, which are expected to be approximately $10,000.   It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company.  In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation.  The Company does not expect to pay any compensation for the solicitation of proxies.

The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2010 (as filed with the Commission), including the financial statements thereto. All such requests should be directed to Mr. Timothy P. Sheehan, Vice President and Interim Chief Financial Officer of IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577. You may also obtain certain other of the Company’s Commission filings through the Internet at http://www.sec.gov or under “Investors – SEC Filings” at http://www.integramed.com, the Company’s website.

Claude E. White
Vice President, General Counsel & Secretary

Dated:           April 18, 2011

Appendix A

Appendix A

INTEGRAMED AMERICA, INC.

2007 LONG-TERM COMPENSATION PLAN
(As amended)

The purpose of the IntegraMed America, Inc. 2007 Long-Term Compensation Plan, as the same may be amended on May 13, 2009 (the "Plan") is to provide designated employees of IntegraMed America Inc. (the "Company") and its subsidiaries, members of the Board of Directors, agents of, consultants to, independent contractors of and key advisors to the Company with the opportunity to receive grants of incentive stock options, non-qualified stock options and restricted stock and restricted stock units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

1.       Administration

1.1       Committee.                          The Plan shall be administered and interpreted by the Compensation Committee of the Board of Directors.

1.2       Committee Authority.                                    The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable restriction period, and (iv) deal with any other matters arising under the Plan.

1.3       Committee Determinations.                                               The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.       Grants             Awards under the Plan  may consist of incentive stock options as described in Section 5 (“Incentive Stock Options”), non-qualified stock options as described in Section 5 (“Non-qualified Stock Options”)(Incentive Stock Options and Non-qualified Stock Options are collectively referred to herein as “Options”), and restricted stock (“Restricted Stock”) and restricted stock units (“RSUs”) as described in Section 6 (Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock and RSUs are collectively referred to herein as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the basic form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the Grantees.

3.       Term of Plan/Shares Subject to the Plan

3.1       Term.               The Plan shall terminate on May 15, 2017, which is 10 years from the date the stockholders initially approved the Plan, except with respect to awards then outstanding. After such date no further awards shall granted under the Plan.

3.2       Shares Authorized.                                    Effective upon approval of the amendment of the Plan by the Company’s Stockholders at the 2011 Annual Meeting of the Company’s Stockholders and subject to the adjustments specified below, the aggregate number of shares of common stock of the Company, $.01 par value ("Company Stock") that may be issued or transferred under the Plan is 1,450,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 50,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

3.3       Adjustments.                          If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number. Any adjustments determined by the Committee shall be final, binding and conclusive.

4.       Eligibility for Participation

4.1       Eligible Persons.                                    All employees of the Company and its subsidiaries, including employees who are officers or members of the Board, individuals to whom an offer of employment has been extended , members of the Board , agents of , consultants to, independent contractors of, and key advisors to the Company (collectively referred to herein as “Grantees”) shall be eligible to participate in the Plan.

           4.2       Selection of Grantees.                                               The Committee shall select the Grantees to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

5.       Granting of Options.

5.1       Number of Shares.                                    The Committee shall determine the number of shares of Company Stock that will be subject to each Grantees.

5.2       Type of Option and Price.

5.2.1          The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended and related Treasury Regulations (the “Code”), Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees. Nonqualified Stock Options may be granted to employees, directors, agents, independent contractors and key advisors.

5.2.2          The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (i) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (ii) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than  110% of the Fair Market Value of Company Stock on the date of grant.

5.2.3          If the Company Stock is publicly traded, then, except as otherwise determined by the Committee, the following rules regarding the determination of Fair Market Value per share apply:

(i)          if the principal trading market for the Company Stock is a national securities exchange or The Nasdaq National Market, the mean between the highest and lowest quoted selling prices on the relevant date or (if there were no trades on that date) the  latest preceding date upon which a sale was reported, or

(ii)          if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on The Nasdaq National Market or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

5.3       Option Term.                          The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

5.4       Exercisability of Options.

5.4.1          Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

5.4.2          Notwithstanding the foregoing, the Option may, but need not, include a provision whereby the Grantee may elect at any time to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price, and any other restrictions the Committee determines to be appropriate.

           5.5       Termination of Employment, Disability or Death.

5.5.1          Except as provided below, an Option may only be exercised while the Grantee is employed by, member of the Board, agent of, consultant to, independent contractor of or key advisor to the Company. In the event that a Grantee’s status changes for any reason other than a "disability," death or "termination for cause," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

5.5.2          In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

5.5.3          In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled," any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

5.5.4          If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5.5.1 above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

5.5.5          For purposes of Sections 5.5 and 6:

(i)          "Company," when used in the phrase "employed by the Company," shall mean the Company and its parent, subsidiary corporations, and any business venture in which the Company has a significant interest.

(ii)          "Employed by the Company" shall mean employment or service as an Employee of IntegraMed America, Inc. or any subsidiary or business venture in which the Company has a significant interest, Key Advisor, or member of the Board (so that, for purposes of exercising Options, and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee of IntegraMed America, Inc. or any subsidiary or business venture in which the Company has a significant interest, or member of the Board), unless the Committee determines otherwise. The Committee's determination as to a participant's employment or other provision of services, termination of employment or cessation of the provision of services, leave of absence, or reemployment shall be conclusive on all persons unless determined to be incorrect.

(iii)          "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

(iv)          "Termination for cause" shall mean the determination of the Committee that any one or more of the following events has occurred:

(A)
the Grantee's conviction of any act which constitutes a felony under applicable federal or state law, either in connection with the performance of the Grantee's obligations on behalf of the Company or which affects the Grantee's ability to perform his or her obligations as an employee, board member or advisor of the Company or under any employment agreement, non-competition agreement, confidentiality agreement or like agreement or covenant between the Grantee and the Company (any such agreement or covenant being herein referred to as an "Employment Agreement");

(B)
the Grantee's willful misconduct in connection with the performance of his or her duties and responsibilities as an employee, board member or advisor of the Company or under any Employment Agreement, which willful misconduct is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

(C)          the Grantee's commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Company;

(D)          the Grantee's substantial and continuing neglect, gross negligence or inattention in the performance of his or her duties as an employee, board member or advisor of the Company or under any Employment Agreement which is not cured by the Grantee within 10 days of his or her receipt of written notice thereof from the Committee;

(E)          the Grantee's unauthorized use or disclosure or any trade secret or confidential information of the Company which adversely affects the business of the Company, provided that any disclosure of any trade secret or confidential information of the Company to a third party in the ordinary course of business who signs a confidentiality agreement shall not be deemed a breach of this subparagraph;

(F)          the Grantee's material breach of any of the provisions of any Employment Agreement, which material breach is not cured by the Grantee within 10 days of his or her receipt of a written notice from the Company specifying such material breach; or

(G)           the Grantee has voluntarily terminated his or her employment or service with the Company and breaches his or her non-competition agreement with the Company.

5.6       Exercise of Options.                                    A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee:

5.6.1          in cash; or

5.6.2          by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price; or

5.6.3          by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or

5.6.4          by such other method of payment as the Committee may approve.

Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

5.7       Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code). No Incentive Stock Option shall be exercisable sooner than one year from the date of grant.

6.       Restricted Stock and RSU Grants.                                                          The Committee may issue or transfer shares of Company Stock to a Grantee under a Grant of Restricted Stock or grant RSUs upon such terms as the Committee deems appropriate.  The following provisions are applicable to Restricted Stock and RSUs:

6.1       General Requirements.                                               Restricted Stock and RSUs may be issued or transferred for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock or the RSUs will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

6.2       Number of Shares.                                    The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock and RSUt Grant and the restrictions applicable to such shares and/or units.

6.3       Requirement of Relationship.                                                          If the Grantee ceases to be employed by, a member of the Board, an agent of, consultant to, independent contractor to, or key advisors to the Company other than for reasons of death or permanent disability during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock and RSU shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and, in the case of Restricted Stock Grants, those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

6.4       Restrictions on Transfer and Legend on Stock Certificate.                                                                                                    During the Restriction Period, a Restricted Stock Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 7. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed. The certificates shall bear, among other required legends, the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the IntegraMed America, Inc. 2007 Long-Term Compensation Plan and an Award Agreement entered into between the registered owner hereof and IntegraMed America, Inc. Copies of such Plan and Award Agreement are on file in the office of the Secretary of IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577. IntegraMed America, Inc. will furnish to the record holder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. IntegraMed America, Inc. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

6.5       Right to Vote and to Receive Dividends.                                                                    Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.   A Grantee receiving a RSU Award shall not possess voting rights and shall accrue dividend equivalents on such units to the extent provided in the Award Agreement relating to the Grant. The Committee may require that such dividend equivalents shall be subject to the same restrictions on vesting and payment as the underlying Award. In addition, with respect to Awards intended to qualify for the performance-based compensation provisions of Section 162(m) of the Code, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for such provisions.

6.6       Lapse of Restrictions.                                    All restrictions imposed on Restricted Stock and RSUs shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock and RSU Grants, that the restrictions shall lapse without regard to any Restriction Period.

7.       Withholding of Taxes

7.1       Required Withholding.                                               All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.  There are currently no withholding requirements for RSUs.

7.2       Election to Withhold Shares.                                                          If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock or RSU Grant by having shares withheld in excess of the statutory minimum for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8.       Transferability of Grants

8.1.       Non-transferability of Grants.                                                          Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

8.2           Transfer of Non-qualified Stock Options.                                                                           Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Non-qualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of a Non-qualified Stock Option and the transferred Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Non-qualified Option immediately before the transfer.

9.       Reorganization of the Company.

9.1       Reorganization.                                    As used herein, a "Reorganization" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

9.2       Assumption of Grants.                                               Upon a Reorganization where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

9.3         Other Alternatives.                                   Notwithstanding the foregoing, in the event of a Reorganization, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Reorganization or such other date as the Committee may specify.

9.4         Limitations.                         Notwithstanding anything in the Plan to the contrary, in the event of a Reorganization, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Reorganization ineligible for pooling of interests accounting treatment or that would make the Reorganization ineligible for desired tax treatment if, in the absence of such right, the Reorganization would qualify for such treatment and the Company intends to use such treatment with respect to the Reorganization.

10.         Change of Control of the Company.

10.1         As used herein, a "Change of Control" shall be deemed to have occurred if.

10.1.1              Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d- 3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the voting power of the then outstanding securities of the Company except where the acquisition is approved by the Board; or

10.1.2              Any person has commenced a tender offer or exchange offer for a majority of the voting power of the then outstanding shares of the Company.

10.2         Notice and Acceleration.                                              Unless the Committee determines otherwise, a Change of Control shall result in the acceleration of the vesting of outstanding Options and the removal of restrictions and conditions on outstanding Restricted Stock and Restricted Stock Unit Grants.

10.3         Other Alternatives.                                   Notwithstanding the foregoing, in the event of a Change in Control, the Committee may take one or both the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options exceed the Exercise Price of the Options, or (ii) giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

10.4         Limitations.                         Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Section 10.3 above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

11.         Requirements for Issuance or Transfer of Shares

11.1         Shareholder's Agreement.                                              The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

11.2         Limitations on Issuance or Transfer of Shares.                                                                                        No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

12.         Amendment, Suspension and Termination of the Plan

12.1         Amendment.                         The Board may amend, suspend or terminate the Plan at any time.

12.2         Termination of Plan.                                   The Plan shall terminate on the date immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

12.3         Termination and Amendment of Outstanding Grants.                                                                                        A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or may be amended by agreement of the Company and the Grantee consistent with the Plan.

12.4         Governing Document.                                              The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

13.         Rights of Grantees.                                   Nothing in this Plan shall entitle any Grantee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

14.         No Fractional Shares.                                              No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.         Headings.                  Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

16.         Miscellaneous.

16.1         Compliance with Law.                                              The Plan and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

16.2         No Right to Employment.                                               Neither the adoption of the Plan, the granting of any Grant, nor the execution of any Grant Instrument, shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee at any time for any reason.

16.3         Unfunded Plan.                                   The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Grants under the Plan. Any liability of the Company to any person with respect to any Grant under the Plan or any Grant Instrument shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such Grant Instrument. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Grant Instrument shall be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.

16.4         Other Company Benefit and Compensation Programs.                                                                                                   Payments and other benefits received by a Grantee under a Grant made pursuant to the Plan shall not be deemed a part of a Grantee's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Committee expressly determines in writing that inclusion of a Grant or portion of a Grant should be included to reflect accurately competitive compensation practices or to recognize that a Grant has been made in lieu of a portion of competitive annual base salary or other cash compensation. Grants under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

16.5         Listing, Registration and Other Legal Compliance.                                                                                        No Grants or shares of the Company Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/ or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Grant Instrument or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/ or Common Stock, or (c ) the payment of amounts to or through a Participant with respect to any Grant, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

16.6         Grant Instrument.                                   Each Participant receiving a Grant under the Plan shall enter into a Grant Instrument with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Grant set forth therein and in the Plan.

16.7         Designation of Beneficiary.                                              Each Grantee to whom a Grant has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Option or to receive any payment which under the terms of the Plan and the relevant Grant Instrument may become exercisable or payable on or after the Grantee’s death. At any time, and from time to time, any such designation may be changed or cancelled by the Grantee without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee or individual designated by the Committee. If no beneficiary has been designated by a deceased Grantee, or if the designated beneficiaries have predeceased the Grantee, the beneficiary shall be the Grantee’s estate. If the Grantee designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Grantee has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Grantee.

16.8          Leaves of Absence/Transfers.                                                        The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Grantee. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Grantee has terminated employment with the Company or any such Subsidiary. If a Grantee transfers within the Company, or to or from any Subsidiary, such Grantee shall not be deemed to have terminated employment as a result of such transfers.

16.9         Governing Law.                                   The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of New York.

16.10                                           Effective Date of the Plan                                           Subject to the approval of the Company's shareholders, the Plan, as amended, shall be effective on June 2, 2011.

ANNUAL MEETING OF STOCKHOLDERS OF

INTEGRAMED AMERICA, INC.

June 2, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at: http://www.integramed.com/proxy

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20630030400000000000 9 060211

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Jay Higham
- ○ Gerardo Canet
- ○ Wayne R. Moon
- ○ Lawrence J. Stuesser
- ○ Elizabeth E. Tallett
- ○ Yvonne S. Thornton, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	1 year	2 years	3 years	ABSTAIN
4. To conduct an advisory vote on the frequency of a stockholder vote on the compensation of the Company's named executive officers.	☐	☐	☐	☐

In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

The Board of Directors recommends a vote "FOR" the election of directors; "FOR" amending the 2007 Long-Term Compensation Plan to increase the number of shares of Common Stock authorized for issuance in connection with Grants under the 2007 Plan from 750,000 to 1,450,000; "FOR" the advisory resolution approving the Company's executive compensation; FOR the advisory resolution approving the annual (1 year) vote on the Company's executive compensation program.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted FOR the election of the nominees, FOR the amendment of the 2007 Long-Term Compensation Plan, FOR the advisory resolution approving the Company's executive compensation, FOR the advisory resolution approving the annual (1 year) vote on the Company's executive compensation.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY

INTEGRAMED AMERICA, INC.

Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jay Higham or Claude E. White as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's Headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577 on June 2, 2011 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse:

(Continued and to be signed on the reverse side)

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